SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of issuer as specified in its charter)

Florida	59-3410234
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087

(Address of principal executive offices)

2007 Employee Stock Incentive Plan

(Full title of the Plan)

Charles M. Dauber, President

American Electric Technologies, Inc.

6410 Long Drive, Houston, TX 77087

(713) 644-8182

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	300,000 shares	$4.40	$1,320,000	$151.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.
(2)	Represents 300,000 additional shares of Common Stock authorized to be issued under the registrant’s 2007 Employee Stock Incentive Plan (the “2007 Plan”). Shares available for issuance under the 2007 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 2008 (Registration No. 333-149724).
(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the high and low sale prices for the registrant’s Common Stock as reported on the NASDAQ Stock Market on August 21, 2012.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 300,000 shares of Common Stock of the Registrant for offer and sale under the 2007 Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on March 14, 2008 (File No. 333-149724) relating to the 2007 Plan is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

Item 8. Exhibits.

No.	Description

5.1	Opinion of Joel Bernstein

10.1	2007 Employee Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed August 22, 2012.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 29, 2012.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By: /s/ Charles M. Dauber

        Charles M. Dauber, President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

s/ Charles M. Dauber Charles M. Dauber	President, Chief Executive Officer, Director (Principal Executive Officer)	August 22, 2012

s/ Frances Powell Hawes Frances Powell Hawes	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	August 22, 2012

s/Arthur G. Dauber Arthur G. Dauber	Executive Chairman and Director	August 22, 2012

s/Neal M. Dikeman Neal M. Dikeman	Director	August 22, 2012

s/Peter Menikoff Peter Menikoff	Director	August 22, 2012

s/Casey Crenshaw Casey Crenshaw	Director	August 22, 2012

s/J. Hoke Peacock II J. Hoke Peacock II	Director	August 22, 2012

EXHIBIT INDEX

No.	Description

5.1	Opinion of Joel Bernstein

10.1	2007 Employee Stock Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed August 22, 2012.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1)

3